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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                      DECEMBER 18, 2000 (DECEMBER 18, 2000)
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                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)


          OKLAHOMA                         1-13726                          73-1395733
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
(State or other jurisdiction         (Commission File No.)      (IRS Employer Identification No.)
     of incorporation)


      6100 NORTH WESTERN AVENUE,  OKLAHOMA CITY,  OKLAHOMA             73118
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              (Address of principal executive offices)               (Zip Code)


                                 (405) 848-8000
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              (Registrant's telephone number, including area code)




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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5. OTHER EVENTS

The Registrant is filing the following description of its capital stock in order to amend the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-B (No. 001-13726).

                 DESCRIPTION OF CHESAPEAKE ENERGY CAPITAL STOCK

     The description of our capital stock set forth below is not complete and is qualified by reference to our certificate of incorporation and bylaws. Copies of our certificate of incorporation and bylaws are available from Chesapeake upon request and both documents have been filed with the Securities and Exchange Commission.

AUTHORIZED CAPITAL STOCK

     Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share, of which 624,037 shares are designated as 7% Cumulative Convertible Preferred Stock and 250,000 shares are designated as Series A Junior Participating Preferred Stock.

COMMON STOCK

    Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for dividends. In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

     Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

PREFERRED STOCK

     Our convertible preferred stock is described below under "7% Cumulative Convertible Preferred Stock." The Series A preferred stock is described below under "-- Anti-Takeover Provisions -- Share Rights Plan."

     We have shares of authorized preferred stock which are undesignated. Our board of directors has the authority, without further shareholder approval, to issue shares of preferred stock from time to time in one or more new series and to fix the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges of each series, including dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences and conversion rights.



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     While providing desirable flexibility for possible acquisitions and other corporate purposes, and eliminating delays associated with a shareholder vote on specific issuances, the issuance of preferred stock could adversely affect the voting power of holders of common stock, as well as dividend and liquidation payments on common stock. It also could have the effect of delaying, deferring or preventing a change in control.

     7% Cumulative Convertible Preferred Stock. The certificate of designation for the 7% Cumulative Convertible Preferred Stock authorizes the issuance of 624,037 shares, all of which were issued and outstanding as of December 18, 2000. The convertible preferred stock is, and any common stock issued upon the conversion or exchange of convertible preferred stock will be, fully paid and nonassessable. The convertible preferred stock was issued on April 22, 1998.

    Ranking. The convertible preferred stock ranks:

    o senior to all classes of our common stock and to each other class of capital stock or series of preferred stock that does not expressly provide that it ranks senior to or on a parity with the convertible preferred stock as to dividends and distributions upon our liquidation, winding-up or dissolution;

    o on a parity with any class of capital stock or series of preferred stock issued by Chesapeake that expressly provides that it ranks on a parity with the convertible preferred stock as to dividends and distributions upon liquidation, winding-up or dissolution; and

    o junior to each class of capital stock or series of preferred stock issued by Chesapeake that expressly provides that it ranks senior to the convertible preferred stock as to dividends and distributions upon our liquidation, winding-up or dissolution.

     Dividends. Holders of convertible preferred stock are entitled to receive cumulative annual cash dividends of $3.50 per share, payable quarterly in arrears out of assets legally available for dividends, on February 1, May 1, August 1 and November 1 of each year commencing August 1, 1998, when, as and if declared by the Board of Directors. Dividends will accumulate and be cumulative (whether or not declared) from the issue date. Dividends will be payable to holders of record as they appear on our stock register on the record date fixed by the Board for a payment. The record date may not be more than 60 days nor less than 10 days preceding the payment date.

     Dividends payable on the convertible preferred stock for each full dividend period will be computed by dividing the annual dividend rate by four. Dividends payable on the convertible preferred stock for any period less than a full dividend period (based upon the number of days elapsed during the period) will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     We will not declare and pay any dividends on or redeem or purchase any of our stock ranking junior to or ratably with the convertible preferred stock, unless full cumulative dividends on the convertible preferred stock have been paid or declared and a sum sufficient for the payment of dividends is set apart. However, regardless of whether we have paid full cumulative dividends on the convertible preferred stock, we may do the following:



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          (1) declare and pay a dividend on junior stock payable solely in shares of junior stock;

          (2) redeem or purchase stock ranking junior or ratably with the convertible preferred stock by conversion into or exchange for shares of our stock ranking junior to the convertible preferred stock; and

          (3) make cash payments in lieu of fractional shares.

     If full dividends have not been declared and paid or set apart on the convertible preferred stock and any other preferred stock ranking ratably with the convertible preferred stock as to dividends, dividends may be declared and paid on the convertible preferred stock and the other ratable preferred stock. In this case, the dividends shall be declared and paid pro rata so that the amounts of dividends declared per share on the convertible preferred stock and the other ratable preferred stock will in all cases bear the same ratio to each other that accrued and unpaid dividends per share on the shares of the convertible preferred stock and the other preferred stock bear to each other. Moreover, if the dividends are paid in cash on the other ratable preferred stock, dividends will also be paid in cash on the convertible preferred stock.

     Holders of shares of convertible preferred stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments which may be in arrears.

     Our ability to declare and pay cash dividends and make other distributions on our capital stock, including the convertible preferred stock, may be limited by the terms of our indentures and other financing agreements and by Oklahoma law.

     Liquidation Preference. Upon any dissolution, liquidation or winding up of Chesapeake, the holders of convertible preferred stock will be entitled to receive a liquidation preference of $50 per share, plus accrued and unpaid dividends to the date of payment. These amounts will be paid before any payment or distribution is made to holders of common stock or any other stock ranking junior to the convertible preferred stock upon liquidation. The holders of convertible preferred stock and any other shares of stock of Chesapeake that rank on a parity as to liquidation rights with the convertible preferred stock are entitled to share ratably, in accordance with the respective preferential amounts payable on the stock, in any distribution which is not sufficient to pay in full the amounts to which the holders are entitled. After payment in full of the liquidation preference on the convertible preferred stock, the holders of the convertible preferred stock will have no right or claim to any of our remaining assets. The sale of all or part of our assets and the merger or consolidation of our company into or with another company will not be considered a dissolution, liquidation or winding up of Chesapeake unless the sale, merger or consolidation is in connection with the dissolution, liquidation or winding up of Chesapeake.

     Optional Redemption. The convertible preferred stock may not be redeemed prior to May 1, 2001. Beginning May 1, 2001, we may redeem the convertible preferred stock for the prices set forth in the certificate of designation, plus accumulated and accrued dividends.



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The redemption price is $52.45 per share during the first year and then declines by $.35 per year until May 1, 2008 when the price is $50.00. We may use cash, our common stock or a combination of cash and common stock to redeem the convertible preferred stock. The number of common shares to be delivered as payment will be determined by the market value of the shares at the time of redemption.

     From and after the applicable redemption date, unless we default in the payment of the redemption price, dividends on the shares of convertible preferred stock to be redeemed on the redemption date will cease to accrue, the shares will no longer be deemed to be outstanding, and all rights of the holders of the shares as shareholders will cease, except the right to receive the redemption price.

     If any dividends on convertible preferred stock are in arrears, no shares of convertible preferred stock will be redeemed unless all outstanding shares of the convertible preferred stock are simultaneously redeemed.

     Voting Rights. The holders of the convertible preferred stock have no voting rights except as set forth below or as required by law. In exercising their voting rights, the holders of convertible preferred stock are entitled to one vote per share.

     If the dividends payable on the convertible preferred stock are in arrears for six quarterly periods, the holders of the convertible preferred stock, voting separately as a class with the holders of any other preferred stock or preference securities having similar voting rights, will be entitled at the next regular or special meeting of shareholders of Chesapeake to elect two additional directors. These voting rights and the terms of the directors so elected will continue until the dividend arrearage on the convertible preferred stock has been paid in full.

     The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding convertible preferred stock will be required for us to issue any class or series of stock (or security convertible into stock) ranking on a parity or senior to the convertible preferred stock as to dividends, liquidation rights or voting rights and to amend our certificate of incorporation so as to affect adversely the rights of holders of the convertible preferred stock, including any increase in the authorized number of shares of preferred stock.

     Conversion Rights. The convertible preferred stock is convertible at any time at the option of the holder into that number of whole shares of our common stock as is equal to the liquidation preference, plus accrued and unpaid dividends to the date the shares of convertible preferred stock are surrendered for conversion, divided by an initial conversion price of $6.95, subject to adjustment upon the occurrence of dilutive events described in the certificate of designation. A share of convertible preferred stock called for redemption will be convertible into shares of common stock up to and including the close of business on the date fixed for redemption, unless we default in payment of our redemption obligation.

     Change of Control. Upon a change of control of Chesapeake, holders of convertible preferred stock will, if the market value of our common stock is less than the conversion price, have a one-time option to convert all of their outstanding shares of convertible preferred stock into shares of common stock at an adjusted conversion price equal to the



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greater of (1) the market value of our common stock as of the date of the change of control and (2) $3.66. In lieu of issuing the shares of common stock issuable upon conversion in the event of a change of control, we may, at our option, make a cash payment equal to the market value of the common stock otherwise issuable.

     The certificate of designation for the convertible preferred stock defines a change of control as any of the following events:

          1. the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of our assets to any person or group, other than to permitted holders;

          2. the adoption of a plan relating to our liquidation or dissolution;

          3. the acquisition, directly or indirectly, by any person or group, other than permitted holders, of beneficial ownership of more than 50% of the aggregate voting power of our voting stock; provided, however, that the permitted holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting stock than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of our board of directors; or

          4. during any period of two consecutive years, individuals who at the beginning of the period constituted our board of directors (together with any new directors whose election by such board of directors or whose nomination for election by our shareholders was approved by two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office. The term "permitted holders" means Aubrey K. McClendon and Tom L. Ward and their respective affiliates.

ANTI-TAKEOVER PROVISIONS

     Our certificate of incorporation and bylaws and the Oklahoma General Corporation Act include a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include a classified board of directors, authorized blank check preferred stock, restrictions on business combinations and the availability of authorized but unissued common stock.

     Classified Board of Directors. Our certificate of incorporation and bylaws contain provisions for a staggered board of directors with only one-third of the board standing for election each year. Directors can only be removed for cause. A staggered board makes it more difficult for shareholders to change the majority of the directors and instead promotes a continuity of existing management.

     Oklahoma Business Combination Statute. Section 1090.3 of the Oklahoma General Corporation Act prevents an "interested shareholder" from engaging in a "business combination" with an Oklahoma corporation for three years following the date the person became an interested shareholder, unless



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     o    prior to the date the person became an interested shareholder, the board of directors of the corporation approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination,

     o upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owns stock having at least 85% of all voting power of the corporation at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans, or

     o on or subsequent to the date of the transaction in which the person became an interested shareholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds of all voting power not attributable to shares owned by the interested shareholder.

    The statute defines a "business combination" to include

     o any merger or consolidation involving the corporation and an interested shareholder,

     o any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested shareholder of 10% or more of the assets of the corporation,

     o subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested shareholder,

     o any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series or voting power of the corporation owned by the interested shareholder,

     o the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation, or

     o    any share acquisition by the interested shareholder pursuant to
          Section 1090.1 of the Oklahoma General Corporation Act. For purposes of Section 1090.3, the term "corporation" also includes the corporation's majority-owned subsidiaries.

In addition, Section 1090.3 defines an "interested shareholder," generally, as any person that owns stock having 15% or more of all voting power of the corporation, any person that is an affiliate or associate of the corporation and owned stock having 15% or more of all voting power of the corporation at any time within the three-year period prior to the time of determination of interested shareholder status, and any affiliate or associate of such person.

    Stock Purchase Provisions. Our certificate of incorporation includes a provision which requires the affirmative vote of two-thirds of the votes cast by the holders, voting together as a single class, of all then outstanding shares of capital stock, excluding the votes by an



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interested shareholder, to approve the purchase of any of our capital stock from the interested shareholder at a price in excess of fair market value, unless the purchase is either (1) made on the same terms offered to all holders of the same securities or (2) made on the open market and not the result of a privately negotiated transaction.

     Share Rights Plan.

     The Rights. On July 7, 1998, our board of directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of common stock. The distribution was paid on July 27, 1998 to the shareholders of record on that date. Each right entitles the registered holder to purchase from us one one-thousandth of a share of Series A preferred stock at a price of $25.00, subject to adjustment.

     The following is a summary of these rights. The full description and terms of the rights are set forth in a rights agreement with UMB Bank, N.A., as rights agent. Copies of the rights agreement and the certificate of designation for the Series A preferred stock are available free of charge. This summary description of the rights and the Series A preferred stock does not purport to be complete and is qualified in its entirety by reference to all the provisions of the rights agreement and the certificate of designation for the Series A preferred stock.

     Initially, the rights attached to all certificates representing shares of our outstanding common stock, and no separate rights certificates were distributed. The rights will separate from our common stock and the distribution date will occur upon the earlier of:

     o 10 days following the date of public announcement that a person or group of persons has become an acquiring person, or

     o 10 business days (or a later date set by the board of directors prior to the time a person becomes an acquiring person) following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer upon consummation of which the offeror would, if successful, become an acquiring person. The earlier of these dates is called the distribution date.

     The term "acquiring person" means any person who or which, together with all of its affiliates and associates, is the beneficial owner of 15% or more of our outstanding common stock, but does not include:

     o    Chesapeake or any of our subsidiaries or employee benefit plans,

     o Aubrey K. McClendon, his spouse, lineal descendants and ascendants, heirs, executors or other legal representatives and any trusts established for the benefit of the foregoing or any other person or entity in which the foregoing persons or entities are at the time of determination the direct record and beneficial owners of all outstanding voting securities (each a "McClendon shareholder"),

     o Tom L. Ward, his spouse, lineal descendants and ascendants, heirs, executors or other legal representatives and any trusts established for the benefit of the foregoing, or any other person or entity in which the foregoing persons or entities are at the time



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          of determination the direct record and beneficial owners of all outstanding voting securities (each a "Ward shareholder"),

     o Morgan Guaranty Trust Company of New York, in its capacity as pledgee of shares beneficially owned by a McClendon or Ward shareholder, or both, under any pledge agreement in effect on September 11, 1998, to the extent that upon the exercise by the pledgee of any of its rights or duties as pledgee, other than the exercise of any voting power by the pledgee or the acquisition of ownership by the pledgee, such pledgee becomes a beneficial owner of pledged shares, or

     o any person (other than the pledgee just described) that is neither a McClendon nor Ward shareholder, but who or which is the beneficial owner of common stock beneficially owned by a McClendon or Ward shareholder (a "second tier shareholder"), but only if the shares of common stock otherwise beneficially owned by a second tier shareholder ("second tier holder shares") do not exceed the sum of (A) the holder's second tier holder shares held on September 11, 1998 and (B) 1% of the shares of our common stock then outstanding (collectively, "exempt persons").

     The rights agreement provides that, until the distribution date, the rights will be transferred with and only with the common stock. Until the distribution date (or earlier redemption or expiration of the rights), new common stock certificates issued after July 27, 1998, upon transfer or new issuance of common stock, will contain a notation incorporating the rights agreement by reference. Until the distribution date or earlier redemption or expiration of the rights, the surrender for transfer of any certificate for common stock, outstanding as of July 27, 1998, even without a notation or a copy of a summary of the rights being attached, will also constitute the transfer of the rights associated with the common stock represented by the certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and these separate rights certificates alone will evidence the rights.

     The rights are not exercisable until the distribution date. The rights will expire on July 27, 2008.

     The purchase price payable, and the number of one one-thousandths of a share of Series A preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

     o in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A preferred stock;

     o upon the grant to holders of the Series A preferred stock of certain rights or warrants to subscribe for or purchase shares of Series A preferred stock at a price, or securities convertible into Series A preferred stock with a conversion price, less than the then current market price of the Series A preferred stock; or

     o upon the distribution to holders of the Series A preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid or dividends payable in Series A preferred stock) or of subscription rights or warrants (other than those referred to above).



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     The number of outstanding rights and the number of one one-thousandths of a share of Series A preferred stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in the common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the distribution date.

     In the event that following the date of public announcement that an acquiring person has become an acquiring person, we are acquired in a merger or other business combination transaction or more than 50% of our consolidated assets or earning power is sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise of the right at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right (the "flip-over right").

     In the event that a person, other than an exempt person, becomes an acquiring person, proper provision will be made so that each holder of a right, other than the acquiring person and its affiliates and associates, will thereafter have the right to receive upon exercise that number of shares of common stock, or, if applicable, cash, other equity securities or property of Chesapeake, having a market value equal to two times the purchase price of the rights (the "flip-in right"). Any rights that are or were at any time owned by an acquiring person will then become void.

     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. Upon exercise of the rights, no fractional shares of Series A preferred stock will be issued other than fractions which are integral multiples of one one-hundredth of a share of Series A preferred stock. Cash will be paid in lieu of fractional shares of Series A preferred stock that are not integral multiples of one one-hundredth of a share of Series A preferred stock.

     At any time prior to the earlier to occur of (1) 5:00 p.m., Oklahoma City, Oklahoma time on the 10th day after the stock acquisition date or (2) the expiration of the rights, we may redeem the rights in whole, but not in part, at a price of $0.01 per right; provided, that (a) if the board of directors authorizes redemption on or after the time a person becomes an acquiring person, then the authorization must be by board approval and (b) the period for redemption may, upon board approval, be extended by amending the rights agreement. Board approval means the approval of a majority of our directors. Immediately upon any redemption of the rights described in this paragraph, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

     Our board of directors may amend the terms of the rights without the consent of the holders of the rights at any time and from time to time provided that any amendment does not adversely affect the interests of the holders of the rights. In addition, during any time that the rights are subject to redemption, the terms of the rights may be amended by the approval of a majority of the directors, including an amendment that adversely affects the interests of the holders of the rights, without the consent of the holders of rights.



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     Until a right is exercised, a holder will have no rights as a shareholder, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to Chesapeake or our shareholders, shareholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for Series A preferred stock, or other consideration.

     The Series A Preferred Stock. Each one-thousandth of a share of the Series A preferred stock (a "preferred share fraction") that may be acquired upon exercise of the rights will be nonredeemable and junior to any other shares of preferred stock that we may issue.

     Each preferred share fraction will have a minimum preferential quarterly dividend rate of $0.01 per preferred share fraction but will, in any event, be entitled to a dividend equal to the per share dividend declared on the common stock.

     In the event of liquidation, the holder of a preferred share fraction will receive a preferred liquidation payment equal to the greater of $0.01 per preferred share fraction or the per share amount paid in respect of a share of common stock.

     Each preferred share fraction will have one vote, voting together with the common stock. The holders of preferred share fractions, voting as a separate class, will be entitled to elect two directors if dividends on the Series A preferred stock are in arrears for six fiscal quarters.

     In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each preferred share fraction will be entitled to receive the per share amount paid in respect of each share of common stock.

     The rights of holders of the Series A preferred stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

     Because of the nature of the Series A preferred stock's dividend, liquidation and voting rights, the economic value of one preferred share fraction that may be acquired upon the exercise of each right should approximate the economic value of one share of our common stock.

SHAREHOLDER ACTION

    Except as otherwise provided by law or in our certificate of incorporation or bylaws, the approval by holders of a majority of the shares of common stock present in person or represented by proxy at a meeting and entitled to vote is sufficient to authorize, affirm, ratify or consent to a matter voted on by shareholders. Our bylaws provide that all questions submitted to shareholders will be decided by a plurality of the votes cast, unless otherwise required by law, our certificate of incorporation, stock exchange requirements or any certificate of designation. The Oklahoma General Corporation Act requires the approval of the holders of a majority of the outstanding stock entitled to vote for certain extraordinary corporate transactions, such as a merger, sale of substantially all assets, dissolution or amendment of the certificate of incorporation. Our certificate of incorporation provides for a vote of the holders of two-thirds of the issued and outstanding stock having voting power,



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voting as a single class, to amend, repeal or adopt any provision inconsistent with the provisions of the certificate of incorporation limiting director liability and stock purchases by Chesapeake, and providing for staggered terms of directors and indemnity for directors. The same vote is also required for shareholders to amend, repeal or adopt any provision of our bylaws.

    Under Oklahoma law, shareholders may take actions without the holding of a meeting by written consent or consents signed by the holders of a sufficient number of shares to approve the transaction had all of the outstanding shares of our capital stock entitled to vote thereon been present at a meeting. If shareholder action is taken by written consent, the rules and regulations of the Securities and Exchange Commission require us to send each shareholder entitled to vote on the matter, but whose consent was not solicited, an information statement containing information substantially similar to that which would have been contained in a proxy statement.

TRANSFER AGENT AND REGISTRAR

     UMB Bank, N.A. is the transfer agent and registrar for our common stock and preferred stock.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    CHESAPEAKE ENERGY CORPORATION



                                    BY: /s/ AUBREY K. MCCLENDON
                                        -------------------------
                                           AUBREY K. MCCLENDON
                                        Chairman of the Board and
                                         Chief Executive Officer


Dated:  December 18, 2000